UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2024, Viridian Therapeutics, Inc. (the “Company”) entered into a Fourth Amendment to Lease Agreement (the “Amendment”), effective April 8, 2024, with Watch City Ventures MT, LLC (“Landlord”), to amend that certain Lease, dated January 13, 2020, by and between the Company and Landlord (the “Lease”), as amended on July 6, 2021, April 13, 2022 and July 29, 2022, for the lease of an aggregate of 10,956 square feet of rentable area of the building located at 221 Crescent Street, Waltham, Massachusetts (the “Original Premises”), which serves as the Company’s headquarters.

The Amendment (i) terminates the lease of the Original Premises and replaces it with 10,427 rentable square feet in a different suite at the same address as the Original Premises (the “New Premises”) and (ii) extends the term of the Lease by five years following the New Premises Rent Commencement Date (as defined in the Amendment) (the “Extended Term”), among other things. The base rent payable for the New Premises by the Company during the Extended Term will be $38,232.33 per month for the first year of the Extended Term, which amount will increase by approximately 2.0% per year over the Extended Term.

Pursuant to the Amendment, the Company is also entitled to (i) a tenant improvement allowance in an amount not to exceed $104,270, (ii) a three-year extension option and (iii) an ongoing right of first refusal for additional space at the same address. The Amendment also amends the Company’s Proportionate Share (as defined in the Lease), of certain operating costs and tax expenses.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment. The Company intends to file a copy of the Amendment with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: April 16, 2024	By:	/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Executive Officer, and Director